Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 10-K of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-5 comprising part of the Registration Statement (No. 333-130961-12) of our report dated March 14, 2007 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in Security Capital Assurance Ltd's Annual Report on Form 10-K for the year ended
December 31, 2006.

/s/:  Pricewaterhousecoopers

Hamilton, Bermuda
March 29, 2007



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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 10-K of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-5 comprising part of the Registration Statement (No. 333-130961-12) of our report dated March 14, 2007 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in Security Capital Assurance Ltd's Annual Report on Form 10-K for the year ended December 31, 2006.


/s/:  Pricewaterhousecoopers

New York, New York
March 29, 2007